Exhibit 99.1

101 Gateway Centre Parkway • Richmond, Virginia  23235 • Telephone: 804-267-8000 • Fax: 804-267-8850 • Website: www.landam.com

FOR IMMEDIATE RELEASE: February 18, 2004	CONTACTS: G. William Evans Chief Financial Officer (804) 267-8114	H. Randolph Farmer Senior Vice President Corporate Communications (804) 267-8120

LANDAMERICA ANNOUNCES FOURTH QUARTER &

YEAR 2003 RESULTS

LandAmerica Financial Group, Inc. (NYSE:  LFG), a leading provider of real estate transaction services, today reported operating results for the fourth quarter and year 2003 ended December 31.

Fourth Quarter 2003

Fourth Quarter 2002

Operating Revenue

$924.3 Million

$762.9 Million

Net income

$24.7 Million

$66.3 Million

Net income per diluted share

$1.32

$3.61

    Year 2003

     Year 2002

Operating Revenue

$3,345.4 Million

$2,533.5 Million

Net income

$192.1 Million

$149.4 Million

Net income per diluted share

$10.31

$8.04

FINANCIAL HIGHLIGHTS

•

The year 2003 was a record for the Company with operating revenue exceeding $3.3 billion and earnings per share in excess of $10.

•

Revenues for the fourth quarter of 2003 were $924.3 million with strength in agency revenues and the addition of tax, flood, and credit reporting revenues, partially offset by a decline in direct title revenues.

•

Revenues for the Lender Services segment is net of $5.8 million in revenue deferrals for the fourth quarter of 2003.

•

Earnings for the fourth quarter declined by 63% over the fourth quarter of 2002, reflecting the impact of a number of factors, including but not limited to, the effect on our direct operations of the rapid decline in mortgage activity from prior periods; the incurrence of $6.2 million in one-time charges associated with severance, lease terminations, and reductions in title plant evaluations; $4.4 million in amortization of intangibles associated with recent acquisitions; and an increase in the loss provision rate.

•

The Company has expanded its disclosures in the income statement to better reflect the expansion of the Company’s operations in the Lender Services segment with the acquisitions of LERETA and Info1 in 2003.  Title Operations consists of title, escrow, and closely related business.  Lender Services consists primarily of real estate tax monitoring and payment, flood certification, mortgage credit reporting, and default management services.  Corporate and Other represents business segments that are not significant enough in size to be reported separately and consists of residential home inspection, commercial appraisals and assessments, and the industrial bank the Company acquired in 2003, as well as the unallocated portion of corporate expenses.

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“For LandAmerica, it was a record year and a building year,” said Charles H. Foster, Jr., Chairman and Chief Executive Officer.  “We significantly expanded our offering of real estate products and services with the additions of LERETA’s tax and flood services and Info1’s mortgage credit reporting services.  We also are significantly expanding our title operations in the important California market with the addition of Gateway Title in the fourth quarter and our recent announcement of an agreement to acquire Southland Title.

“While we pursued these market expansion opportunities and began to assimilate them into our business, we also were transitioning to a mortgage market with significantly reduced residential refinancing volumes.  The Mortgage Bankers Association expects mortgage volumes for 2004 to be slightly more than half the levels seen in 2003, as driven by the decline in refinancings.  From peak levels in August, we reduced our FTE count in title operations by approximately 1,600, or over 15%, by January.  As a result, personnel and other costs in title operations were reduced by approximately $21.2 million from the third quarter to the fourth quarter 2003, and we aren’t finished.  We are taking aggressive steps to effect further reductions designed to eliminate at least $70 million in annualized personnel and other costs.

“LandAmerica’s incoming orders in the fourth quarter of 2003 were down 30% from the same quarter a year ago.  However, we did see open order counts improve in January to over 95,000.  For the year 2004 as a whole, the Mortgage Bankers Association expects mortgage originations from resale and new home sale activity to be comparable to 2003 levels.”

The Company will sponsor a conference call for analysts and shareholders on Thursday, February 19, 2004, at 10:00 AM ET to discuss the fourth quarter and year-end results.  Those wishing to participate in the conference call should dial 1-888-577-8991 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica”.  The call will be simultaneously broadcast over the Internet via LandAmerica’s Web site (www.landam.com), in the Calendar of Events area located within Investor/Financial Information.  Additionally, an audio archive of the call can be accessed two hours after the completion of the live call via LandAmerica’s Web site.

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SEGMENTED OPERATING SUMMARY

($ in Millions)

	Quarter Ended December 31, 2003				Quarter Ended December 31, 2002
	Title Operations	Lender Services	Corporate & Other	Consolidated	Title Operations	Lender Services	Corporate & Other	Consolidated
Operating revenues	$876.8	$40.2	$7.4	$924.3	$755.1	$1.2	$6.6	$762.9
Investment income	11.9	0.1	2.5	14.5	13.2	-	0.8	14.0

Agents’ commissions	456.5	-	-	456.5	328.1	-	-	328.1
Personnel costs	194.2	18.4	12.5	225.1	188.3	0.8	6.9	196.0
Claims provision	52.6	-	-	52.6	33.7	-	-	33.7
Amortization	1.5	3.3	(0.2)	4.6	0.3	-	(0.2)	0.1
Other expenses	123.0	19.1	19.8	161.8	101.0	0.3	15.7	117.0
	_____	_____	______	_____	_____	_____	_____	_____
Operating income before taxes	$60.9	(0.5)	($22.2)	$38.2	$116.9	$0.1	($15.0)	$102.0

	Year Ended December 31, 2003				Year Ended December 31, 2002
	Title Operations	Lender Services	Corporate & Other	Consolidated	Title Operations	Lender Services	Corporate & Other	Consolidated
Operating revenues	$3,259.8	$49.0	$36.6	$3,345.4	$2,499.5	$1.9	$32.1	$2,533.5
Investment income	53.2	0.1	7.3	60.6	46.7	-	6.3	53.0

Agents’ commissions	1,511.6	-	-	1,511.6	1,116.2	-	-	1,116.2
Personnel costs	786.7	22.6	49.7	859.0	643.9	1.5	46.0	691.4
Claims provision	188.6	-	-	188.6	105.8	-	-	105.8
Amortization	5.4	3.5	(2.0)	6.9	0.7	-	(0.3)	0.4
Other expenses	449.1	23.3	70.6	543.0	378.9	0.7	63.3	442.9
	_____	_____	______	_____	_____	_____	_____	_____
Operating income before taxes	$371.6	(0.3)	($74.4)	$296.9	$300.7	($0.3)	($70.6)	$229.8

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LandAmerica Financial Group, Inc. and Subsidiaries - Summary of Operations

(In thousands except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

Operating revenues	$924,347	$762,853	$3,345,402	$2,533,544
Investment Income	13,051	12,664	52,087	51,691
Gain on sales of investments	1,477	1,354	8,513	1,315

TOTAL REVENUES	938,875	776,871	3,406,002	2,586,550

Salaries and employee benefits	$225,190	$195,907	$859,051	$691,345
Agents’ commissions	456,494	328,064	1,511,641	1,116,214
Provision for policy and contract claims	52,612	33,728	188,649	105,817
Interest expense	3,951	2,990	13,082	12,379
Amortization of intangibles	4,539	101	6,941	425
Severance	505	180	607	1,107
Lease write-offs	796	0	796	-
Restructuring charges	0	(3,952)	(534)	13,370
Write-off intangibles & capitalized software	4,932	0	4,932	-
General, administrative and other	151,687	117,841	523,897	416,121

TOTAL EXPENSES	900,706	674,859	3,109,062	2,356,778

Operating income before taxes	$38,169	$102,012	$296,940	$229,772
Income tax expense	13,474	35,704	104,820	80,420
Net income	$24,695	$66,308	$192,120	$149,352

Net income per common share	$1.33	$3.64	$10.43	$8.10
Net income per common share assuming dilution	$1.32	$3.61	$10.31	$8.04
Gain per diluted share on sale of investments, net of taxes	$0.05	$0.05	$0.30	$0.05
Diluted EPS before gain on sales of investments, net of taxes	$1.27	$3.56	$10.01	$7.99
Weighted average shares outstanding	18,499	18,218	18,422	18,438
Weighted average shares outstanding assuming dilution	18,764	18,386	18,636	18,580
Cash flow from operations	68,821	131,221	305,099	228,295

Orders opened
October	91.5	138.7
November	71.8	109.8
December	78.1	98.4
Total orders opened	241.4	346.9	1,395.0	1,177.6
Total orders closed	206.7	300.5	1,110.0	873.8

			December 31, 2003	December 31, 2002
Cash and investments			1,308,462	1,242,215
Total assets			2,717,460	1,910,832
Policy and contract claims			659,571	574,467
Deferred Service Arrangements			163,462	2,892
Shareholders’ equity			1,044,478	863,620
Book value per share attributable to common shareholders			$55.51	$47.07
Book value per share attributable to intangibles			$31.00	$10.99
Tangible book value per share attributable to common shareholders			$24.51	$36.08

The company cautions readers that the statements contained herein regarding the company’s future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

LandAmerica Financial Group, Inc., headquartered in Richmond, Virginia, is a leading provider of real estate transaction services. LandAmerica, through its subsidiaries Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation, Transnation Title Insurance Company, LandAmerica OneStop, LandAmerica LERETA, LandAmerica Info1, and Inspectech, services its residential and commercial customers with more than 800 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, and Latin America.  More information about the company and an archive of its press releases can be found at www.landam.com.

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